As filed with the Securities and Exchange Commission on February 11, 2025

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORGE GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-1561111 (I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, CA 94111 (Address of Principal Executive Offices)	94105 (Zip Code)

Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan
(Full title of the plans)

Kelly Rodriques
Chief Executive Officer
4 Embarcadero Center
Floor 15
San Francisco, CA 94111
(Name and address of agent for service)

(415) 881-1612
(Telephone number, including area code, of agent for service)

With a copy to:
W. Stuart Ogg Justin Anslow Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Forge Global Holdings, Inc. (the “registrant”) is filing this registration statement with the Securities and Exchange Commission (the “SEC”) to register 5,591,982 additional shares of the registrant's common stock under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (the “2022 Plan”), pursuant to the provision of the 2022 Plan providing for such automatic increase in the number of shares reserved for issuance. In accordance with General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registrant’s registration statements on Form S-8 filed on May 26, 2022 (Registration No. 333-265232), on March 30, 2023 (Registration No. 333-271009), and on February 13, 2024 (Registration No. 333-277035), except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.5 of Amendment No. 5 to the registrant's Registration Statement on Form S-4 filed on February 11, 2022).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page).
99.1	Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on March 25, 2022).
99.2
Form of Incentive Stock Option Agreement under Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.4 of the registrant’s Registration Statement on Form S-8 filed on May 26, 2022).

99.3
Form of Non-Qualified Stock Option Agreement under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.5 of the registrant’s Registration Statement on Form S-8 filed on May 26, 2022).

99.4
Form of Restricted Stock Unit Award Agreement under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.6 of the registrant’s Registration Statement on Form S-8 filed on May 26, 2022).

99.5
Form of Restricted Stock Award Agreement under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.7 of the registrant’s Registration Statement on Form S-8 filed on May 26, 2022).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 11, 2025.

Forge Global Holdings, Inc.

By: /s/ Kelly Rodriques
Name: Kelly Rodriques
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kelly Rodriques and James Nevin, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kelly Rodriques	Chief Executive Officer and Director	February 11, 2025
Kelly Rodriques	(Principal Executive Officer)

/s/ James Nevin	Chief Financial Officer	February 11, 2025
James Nevin	(Principal Financial Officer)

/s/ Ashwin Kumar	Director	February 11, 2025
Ashwin Kumar

/s/ Kimberley Vogel	Director	February 11, 2025
Kimberley Vogel

/s/ Asiff Hirji	Director	February 11, 2025
Asiff Hirji

/s/ Debra Chrapaty	Director	February 11, 2025
Debra Chrapaty

/s/ Eric Leupold	Director	February 11, 2025
Eric Leupold

/s/ Larry Leibowitz	Director	February 11, 2025
Larry Leibowitz